Exhibit 99.1

BioCryst Pharmaceuticals Announces Termination of Merger Agreement
with Idera Pharmaceuticals

RESEARCH TRIANGLE PARK, N.C. – July 10, 2018 – BioCryst Pharmaceuticals, Inc. (NASDAQ:BCRX) (“BioCryst”) today announced that it has terminated the previously announced merger agreement with Idera Pharmaceuticals, Inc. (NASDAQ:IDRA) (“Idera”) following the BioCryst stockholders’ failure to approve the adoption of the merger agreement at the BioCryst Special Meeting of Stockholders held today.

“We respect and understand the views of our stockholders and are moving forward fully-focused on executing our business plan as a standalone company,” said Jon P. Stonehouse, BioCryst’s President and Chief Executive Officer. “The BioCryst Board and management team remain confident in BCX-7353 and our ability to execute on our plan and advance our programs.”

Robert A. Ingram, Chairman of the Board, said, “We are focused on serving the interests of all stockholders in their desire for BioCryst to pursue a standalone strategy and continue our path to treating patients with rare and serious diseases. The Board and management are steadfast in our commitment to capitalize on the opportunities in BioCyrst’s current portfolio and advance the promising candidates in the Company’s pipeline to generate stockholder value.”

Final results for the Special Meeting will be made available in the Company’s filings with the U.S. Securities and Exchange Commission after the votes have been tabulated and certified. In accordance with the terms of the merger agreement, BioCryst will reimburse Idera for transaction-related expenses of $6 million.

About BioCryst

BioCryst designs, optimizes and develops novel small-molecule medicines that address both common and rare conditions. BioCryst has several ongoing development programs including BCX7353, an oral treatment for hereditary angioedema, galidesivir, a potential treatment for filoviruses, and a preclinical program to develop oral Alk-2 inhibitors for the treatment of fibrodysplasia ossificans progressiva (FOP). RAPIVAB® (peramivir injection), a viral neuraminidase inhibitor for the treatment of influenza, is BioCryst's first approved product and has received regulatory approval in the U.S., Canada, Japan, Taiwan, Australia, and Korea. Post-marketing commitments for RAPIVAB are ongoing. For more information, please visit the company's website at www.biocryst.com.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding future results, performance or achievements. These statements involve known and unknown risks, uncertainties and other factors which may cause BioCryst’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Some of the factors that could affect the forward-looking statements contained herein include: that developing any HAE product candidate may take longer or may be more expensive than planned; that ongoing and future preclinical and clinical development of HAE drug candidates (including ZENITH-1, APeX-2 and APeX-S) may not have positive results; that BioCryst may not be able to enroll the required number of subjects in planned clinical trials of product candidates; that the Company may not advance human clinical trials with product candidates as expected; that the U.S. Food and Drug Administration, European Medicines Agency or other applicable regulatory agency may require additional studies beyond the studies planned for product candidates, or may not provide regulatory clearances which may result in delay of planned clinical trials, or may impose a clinical hold with respect to such product candidate, or withhold market approval for product candidates. Please refer to the documents BioCryst files periodically with the Securities and Exchange Commission, specifically BioCryst’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, all of which identify important factors that could cause the actual results to differ materially from those contained in BioCryst’s projections and forward-looking statements.

BCRXW

Contact:

Thomas Staab
Senior Vice President, Chief Financial Officer
BioCryst Pharmaceuticals
Office: 919-859-7910
tstaab@biocryst.com